 ULURU NEWS

Contact: Company
Kerry P. Gray
President & CEO
Terry K. Wallberg
Vice President & CFO
(214) 905-5145

ULURU INC. RECEIVES NOTICE FROM NYSE AMEX

REGARDING

 CONTINUED LISTING STANDARDS

Addison, Texas, December 9, 2011; ULURU Inc. (NYSE AMEX: ULU), a specialty pharmaceutical company focused on the development of a portfolio of wound management and oral care products, today announced that the Company has received notice from the NYSE Amex (the “Exchange”), dated December 5, 2011, indicating that the Exchange has accepted the Company’s plan of compliance and granted the Company an extension until March 21, 2013 to regain compliance with the continued listing standards of Section 1003(a)(iii) of the Exchange’s Company Guide.  Previously, the Company had received notice from the Exchange, dated September 21, 2011, that the Company was below the Exchange’s stockholders’ equity continued listing standards and did not meet the provisions of Section 1003(a)(iii) since the Company reported stockholders’ equity of less than $6,000,000 at June 30, 2011 and has incurred losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2010.  The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

The notice from the Exchange also indicated that the Company is not in compliance with an additional listing standard as set forth in Part 10 of the Exchange’s Company Guide.  A review by the Exchange Staff of the Company’s Form 10-Q for the period ended September 30, 2011, indicated that the Company does not meet the provisions of Section 1003(a)(iv) since the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange by January 5, 2012, that demonstrates the Company’s ability to regain compliance with Section 1003(a)(iv) of the Company Guide by April 2, 2012.  If the Company does not submit a plan of compliance, or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

The Company believes it can provide the Exchange with a satisfactory plan by January 5, 2012, to show that it will be able to return to compliance with Section 1003(a)(iv) of the Exchange’s Company Guide.

While the notifications from the Exchange does not affect the current listing of the Company’s common stock, the Company’s failure to submit a plan of compliance with Section 1003(a)(iv) by January 5, 2012, or the failure of the Exchange to accept any plan of compliance submitted, are likely to result in the Company no longer being listed on the NYSE Amex.

About ULURU Inc.:
ULURU Inc. is a specialty pharmaceutical company focused on the development of a portfolio of wound management and oral care products to provide patients and consumers improved clinical outcomes through controlled delivery utilizing its innovative Nanoflex™ Aggregate technology and OraDisc™ transmucosal delivery system.  For further information about ULURU Inc., please visit our website at www.ULURUinc.com.  For further information about Altrazeal®, please visit www.Altrazeal.com.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended.  These statements are subject to numerous risks and uncertainties, including but not limited to ULURU’s compliance with the continued listing standards of the NYSE Amex, the Company’s ability to make progress with the plan of compliance, the submission of a plan of compliance by ULURU and the acceptance of such plan of compliance by the NYSE Amex, the Company’s ability to maintain its NYSE Amex listing, and to risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed by us with the Securities and Exchange Commission.